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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 1999 relating to the financial statements and financial statement schedule, which appears in FORTEL Inc. (formerly Zitel Corporation)'s Annual Report on Form 10-K/A for the year ended September 30, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
October 30, 2000